THE WWW FUNDS [LOGO]                         FUND DISTRIBUTOR:

                                             INTERACTIVE PLANNING CORP.
                                             131 PROSPEROUS PLACE, SUITE 17C
                                             LEXINGTON, KENTUCKY 40509
                                             TOLL FREE AT: (800) 746-2526
                                             IN KENTUCKY:  (859) 263-8500



131 Prosperous Place, Suite 17B               DEALER SALES AGREEMENT
Lexington, KY  40509                         Class A, B & C & Y Shares
859-263-8500


For the purpose of the distribution of shares (the "Shares") of one or more series of funds of THE WWW FUNDS, (the "Funds"), a registered investment company, this non-exclusive Agreement is made as of this __________ day of __________ 200__ between the Interactive Planning Corp, (the "Distributor"), or "us," or "We," and "You," _________________________________, (the "Dealer"), a
member who represents that they are in good standing of the National Association of Securities Dealers, Inc. ("NASD"), or a foreign dealer that agrees to abide by all the rules and regulations of the NASD for the purposes of this Agreement.

In consideration of the mutual covenants stated below, both parties hereby agree as follows:

1. Dealer agrees to sell Shares (Classes A, B, C, & Y) only at the public offering price of such Shares (the net asset value of the Shares plus any sales charge applicable to such Shares (the "Sales Charge"), as determined in accordance with the then effective Prospectus or Statement of Additional Information used in connection with the offer and sale of Shares (collectively, the "Prospectus"), which public offering price may reflect scheduled variations in, or the elimination of, the Sales Charge on sales of the Funds' Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. You agree to apply any scheduled variation in, or elimination of, the Sales Charge uniformly to all offerees in the class specified in the Prospectus.

2. You agree to purchase Shares (Classes A, B, C & Y) only through us or from your customers and only for the purpose of covering purchase orders already received from customers or for the Dealer's own bona fide investment. You agree not to purchase Shares for any other securities dealers unless you have an agreement with such other dealer or broker to handle clearing arrangements and then only in the ordinary course of business for such purpose, and only if such other dealer, or you, have executed a Dealer Sales Agreement with the Distributor. You also agree not to withhold any customer order so as to profit therefrom.

3. The procedures relating to the handling of orders shall be subject to instructions that we will forward from time to time to all authorized dealers who have entered into a Dealer Sales Agreement. The minimum initial order shall be specified in the Funds' then current Prospectus(es). All purchase orders are subject to receipt and acceptance by us. We reserve the right of sole discretion to reject any order.

4. With respect to the Funds, the Shares of which are indicated in that Fund's Prospectus as being sold with a Sales Charge (the "Load Funds"), the Dealer will be allowed the concessions from the public offering price and may receive a 12b-1 fee and/or other servicing fee as disclosed in the Funds' Prospectus and/or periodic instructions from us. With respect to the Funds, the Shares of which are indicated in that Fund's Prospectus as being sold with a contingent deferred sales charge (the "CDSC Funds"), the Dealer will be paid a commission and may receive a 12b-1 fee and/or other servicing fee as disclosed in the CDSC Fund's Prospectus and/or periodic instructions from us. With respect to the Funds, or the Money Market Account, whose Shares are indicated as being sold without a Sales Charge or a contingent





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DEALER SALES AGREEMENT


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           deferred sales charge pursuant to a qualified waiver, the Dealer may charge a reasonable administrative fee and may receive a 12b-1 fee and/or other servicing fee as disclosed in the Funds' Prospectus and/or periodic instructions from us. For the purposes of this Agreement the term Dealer Commission means commissions or concessions allowed and payable to Dealers as disclosed to you by Schedule or in the Funds' Prospectus, and the terms "Sales Charge" and "Dealer Commission" apply only to the Load Funds and the CDSC Funds. All Dealer Commissions, 12b-1 fees and other service fees are subject to a change without notice by us and will comply with any changes in regulatory requirements. You agree you will not combine orders to reach breakpoints in commissions for any purpose whatsoever unless authorized by the Prospectus or by us in writing.

5. You agree that all transactions in Shares of the Funds will be limited to (a) the purchase of Shares from the Funds for resale to the Dealer's customers at the public offering price then in effect or for the Dealer's own bona fide investment, (b) exchanges of Shares between Funds, as permitted by the Funds' then current registration statement (which includes the Prospectus) and in accordance with procedures as may be modified by us from time to time, and (c) transactions involving the redemption or repurchase of Shares by a Fund as an accommodation to shareholders. Redemptions by a Fund and repurchases by us will be effected in the manner and upon the terms described in the Prospectus. To facilitate prompt payment following a redemption or repurchase of Shares, the owner's signature shall appear as registered on the Fund's records and it may be required to be guaranteed by a trust company, commercial bank or member of a national stock exchange.

6. Sales and exchanges of Shares may only be made in those states and jurisdictions where the Shares are registered or qualified for sale to the public. We agree to advise the Dealer currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and the Dealer agrees to indemnify us and the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified.

7. We shall accept orders only on the basis of the then current offering price. You agree to place orders in respect of Shares immediately upon the receipt of orders from your customers for the same number of Shares. Orders that you receive from your customers shall be deemed to be placed with the Funds' when received by the Funds' Transfer Agent. Orders which you receive prior to the close of business, as defined in the Prospectus, and placed with the Funds within the time frame set forth in the Prospectus shall be priced at the offering price next computed after they are received. We will not accept a conditional order from any Dealer on any basis. All orders shall be subject to confirmation and acceptance by the Funds' Transfer Agent.

8. Dealer's customer will be entitled to a reduction in the Sales Charge on purchases made under a Volume Purchase, Letter of Intent (LOI) or Right of Accumulation described in the Prospectus. To implement these reductions, we must be notified by you not later than when a sale takes place which qualifies for the reduced charge or discount. In such case the Dealer Commission will be based upon such reduced Sales Charge; however, in case, of a LOI signed by your customer, an adjustment to a higher Dealer Commission will thereafter be made to reflect actual purchases by the Dealer's customer if s/he should fail to fulfill his LOI. If the Dealer fails to so advise the Funds' Transfer Agent of a reduction or discount due a customer, the Dealer will be liable to the Distributor for the return of any Dealer Commission plus interest thereon at the current NY Prime Lending Rate plus 1%.

9. The Dealer agrees not to sell or offer Shares of any Fund except in compliance with all applicable state and federal laws, and to abide by the Conduct Rules of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. You agree that neither the Funds, the Transfer Agent, nor the Distributor are responsible for your sales practices, including, but not limited to, determining customer entitlements for sales charge reductions and breakpoints as well as determining whether any shares are suitable for you and your customers.

10. If you are a member in good standing with the NASD and this Agreement has been terminated, we will continue to make payments to you based upon sales of Fund shares purchased by you that were consummated prior to such termination. The Dealer's expulsion from the NASD will




THE WWW FUNDS
DEALER SALES AGREEMENT

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           automatically terminate this Agreement without notice and we will no longer make payments to you. The Dealer's suspension from the NASD or a violation by you of applicable state and federal laws and rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon notice received by the Dealer from us or the Funds. After the earlier of your ceasing to be a member in good standing or the termination of this Agreement, neither the Funds nor the Distributor shall be obligated to accept instructions from you, or any employees or representatives, regarding accounts or any transactions thereon. Immediately, thereafter you will instruct customers to call the Funds directly at 1-800-263-2204 and if shares are beneficially owned in an omnibus account for your customers, you shall provide to the Fund's Transfer Agent the details by customer including: name, address and telephone number as well as transaction history and number of shares currently owned. You will promptly notify us of any pending or threatened action or proceeding by the NASD, or other SRO bearing on your membership with the NASD, your registration to offer securities in any state, and of any suspension or termination of such membership or registration. In the event that you violate any of your obligations under this Agreement, we may, in our sole discretion, cease paying you any or all amounts to which you would otherwise be entitled under this Agreement. You shall return to us, upon our demand of you, all such portion of any payments we identify to you as having been made by us to you after any such violation.

11. In the event of a dispute, such dispute will be settled by arbitration before arbitrators sitting in Lexington, Kentucky in accordance with the NASD's Code of Arbitration Procedure in effect at the time of the dispute. The arbitrators will act by majority decision and their award may allocate attorney's fees and arbitration costs between the parties. Their award will be final and binding upon the parties, and such award may be entered as a judgment in any court of competent jurisdiction.

12. Settlement will be made only upon receipt by the Funds' Transfer Agent or Custodian of payment in the form of federal funds for wire orders and/or customer check for direct business. If payment is not so received at the offices of the Fund's Transfer Agent, on or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, we and the Funds reserve the right to cancel the sale or, at our option, to sell the Shares to the Funds at the then prevailing net asset value. In this event, or in the event that the Dealer cancels the trade for any reason, or in the event that the Funds reverse an order for any reason, the Dealer agrees to be responsible for any loss resulting to the Funds from such actions. The Dealer shall not be entitled to any gains generated thereby.

13. If any Shares of any of the Load Funds or CDSC Fund's sold by you under the terms of this Agreement are redeemed by the Fund or are repurchased for the account of the Funds or are tendered to the Funds for redemption or repurchase within seven (7) business days after the date of the Fund's confirmation to the Dealer of the original purchase order therefore, you agree to pay forthwith to the Funds the full amount of the Dealer Commission allowed to the Dealer on the original sale. We shall also pay to the Fund the amount of our share of the Sales Charges on the original sale of such Shares.

14. The Dealer is herewith authorized to contract the Funds' Transfer Agent directly to purchase, exchange, and redeem Shares of the Funds. Any order placed by the Dealer for the repurchase of Shares of a Fund is subject to the timely receipt by the Fund's Transfer Agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation or reversal by buyback, in which case the Dealer agrees to be responsible for any loss resulting to the Funds or to us from such actions.

15. We and/or The Funds reserve the right in our discretion without notice to the Dealer to suspend sales or withdraw any offering of Shares entirely, to change the offering prices as provided in the Prospectus or, upon notice to the Dealer, to amend or cancel this Agreement. The Dealer agrees that any order to purchase Shares of the Funds placed by you after notice of any amendment to this Agreement has been sent to the Dealer shall constitute the Dealer's agreement to any such amendment.

16. In every transaction for shares of any Load Fund, we will act as agent for the Fund and the Dealer will act as principal for its own account. The Dealer has no authority whatsoever to act as agent for the Funds, our agent, any other authorized Dealer or the Funds' Transfer Agent and nothing in this Agreement shall serve to appoint the Dealer as an agent of any of the foregoing in connection with transactions with the Dealer's customers or otherwise.




THE WWW FUNDS
DEALER SALES AGREEMENT


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17.        The Dealer shall indemnify us and the Funds from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by Dealer or failure or refusal by Dealer to abide by the terms of this Agreement. The Distributor shall indemnify and hold the Dealer harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by us or failure or refusal by the Distributor to abide by the terms of this Agreement.

18. We will supply the Dealer with copies of the Prospectuses of the Funds (including any amendments thereto) in reasonable quantities upon request. The Dealer will provide all customers with a Prospectus prior to or at the time such customer purchases Shares. The Dealer will provide any customer who so requests a copy of the Statement of Additional Information within the time dictated by regulatory requirements, as they may be amended from time to time.

19. The Dealer shall be solely responsible for the accuracy, timeliness and completeness of any orders transmitted by the Dealer on behalf of its customers by mail, fax, wire or telephone for purchases, exchanges or redemptions, and shall indemnify the Funds against any claims by the Dealer's customers as a result of the Dealer's failure to properly transmit their instructions.

20. You are not authorized to make any statement or representation concerning shares of any Fund except those contained in the Funds' currently applicable Prospectus or in currently applicable materials issued by each Fund or by us as supplemental information thereto. No advertising or sales literature, as such terms are defined by the NASD, of any kind whatsoever will be used by the Dealer with respect to the Funds or us unless first provided to you by us or the Funds or unless the Dealer has obtained our prior written approval.

21. All expenses incurred in connection with the Dealer's activities under this Agreement shall be borne by the Dealer.

22. This Agreement shall not be assignable by the Dealer. Any notice to the Dealer shall be duly given if mailed or telegraphed to the Dealer at its address as registered from time to time with the NASD.

23. The parties to this Agreement acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable AML rules of self-regulatory organizations, including Rule 3011 of the National Association of Securities Dealers, Inc., in all relevant respects. Dealer agrees to cooperate with Distributor to satisfy Distributor's AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure Dealer compliance with the AML regulations. Additionally, the Dealer confirms that the Funds for which the Dealer places orders on our behalf are also beneficiaries of this Agreement and therefore are relying upon your compliance with your AML program and any and all laws and regulations applicable to you in the execution of orders for the Funds.

24. The parties to this Agreement acknowledge that they are subject to the Gramm Leach Bliley Act mandating privacy of customer information and agree that when collecting and using information about the customer that they will take measures to safeguard that information. The Distributor acknowledges that it may obtain non-public personal information about the Dealer's Customers by information received from the direct application business, or Fund Serve Networked orders, or other forms transmitted and exchanged between the parties and that it will not use or disclose any nonpublic personal information about the customer to anyone, except as needed in the ordinary course of doing business with the Transfer Agent, and otherwise, only with the Dealers's written consent or as provided herein subject to Sections 10 and 23 above.



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DEALER SALES AGREEMENT

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25.        Either party to may terminate this Agreement upon written notice to the other. This Agreement shall be governed by the Laws of the Commonwealth of Kentucky and the parties hereto accept its jurisdiction of law as evidenced by their signatures affixed hereto:

For the Distributor

           Interactive Planning Corp_____________      Date: ___________________


        By: X _________________________________
                                Signature

                Lawrence S. York, President
                          Print Name & Title



The undersigned accepts the Distributor's invitation to become an authorized Dealer and agrees to abide by the foregoing terms and conditions.

The undersigned Dealer acknowledges the receipt of Prospectuses for use in connection with offers and sales of The WWW Funds.

For the Dealer

           _________________________________       Date: ___________________
                    Name of Dealer

      By:  X _________________________________
                      Signature

           ---------------------------------
                       Print Name

           ---------------------------------
                         Title

           ---------------------------------
                    Dealer's Name

           ---------------------------------
                  Dealer's CRD Number

           ---------------------------------
                       Address

           ---------------------------------
                       Address


           ---------------------------------
           City       State          Zip







THE WWW FUNDS
DEALER SALES AGREEMENT


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